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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3) and the related Prospectus of PRI Automation, Inc. for the registration of 111,258 shares of its common stock and to the incorporation by reference therein of our report dated November 19, 1997, with respect to the combined financial statements of the Equipe Combined Companies included in the Current Report on Form 8-K/A for PRI Automation, Inc. dated December 12, 1997, both filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


San Jose, California
December 12, 1997